Exhibit 24

                                POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Directors of Alcoa Inc. (the "Company") hereby constitute and appoint RICHARD B. KELSON, ROBERT G. WENNEMER, TIMOTHY S. MOCK and DENIS A DEMBLOWSKI, or any of them, their true and lawful attorneys and agents to do any and all acts and things and execute any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable or may be required to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of shares of common stock of the Company to be issued and distributed pursuant to the Alcoa Savings Plan for Non-Bargaining Employees and Alcoa Savings Plan for Bargaining Employees or any successor plans (the "Plans"), and interests of participation in such Plans, including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of the undersigned Directors to any registration statements to be filed with the Securities and Exchange Commission in respect of said Plans or successor plans and shares of common stock, and interests of participation in such Plans, or any of them, to any and all pre-effective amendments, post-effective amendments and supplements to any such registration statements, and to any instruments or documents filed as part of or in connection with any such registration statements or pre-effective amendments or post-effective amendments or supplements thereto; and the undersigned hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have subscribed these presents on the date set opposite their names below.

November 12, 1999                  /s/Kenneth W. Dam
                                   Kenneth W. Dam

November 12, 1999                  /s/Joseph T. Gorman
                                   Joseph T. Gorman

November 12, 1999                  /s/Judith M. Gueron
                                   Judith M. Gueron

November 12, 1999                  /s/Sir Ronald Hampel
                                   Sir Ronald Hampel

November 12 1999                   /s/Hugh M. Morgan
                                   Hugh M. Morgan

November 12, 1999                  /s/John P. Mulroney
                                   John P. Mulroney

November 12, 1999                  /s/Paul H. O'Neill
                                   Paul H. O'Neill

November 12, 1999                  /s/Henry B. Schacht
                                   Henry B. Schacht

November 12, 1999                  /s/Franklin A. Thomas
                                   Franklin A. Thomas

November 12, 1999                  /s/Marina v.N. Whitman
                                   Marina v.N. Whitman